UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 25, 2008

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)
Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 25, 2008, Carrizo concluded that it would restate its financial statements as of and for the three- and nine-month periods ended September 30, 2007 after year-end reporting procedures determined that its unrealized, noncash mark-to-market adjustment for its open interest rate derivative positions did not include the impact of an interest rate derivative valued at $(1.8) million at September 30, 2007.  The restated results do not have any cash impact on Carrizo.  Management of Carrizo does not believe the restatement has any material impact on Carrizo’s financial condition.

The determination to restate was approved by the audit committee of Carrizo’s board of directors upon the recommendation of Carrizo’s senior management.  Carrizo’s audit committee and management have discussed the matters described herein with Carrizo’s independent registered public accounting firm.

Concurrently with the filing of this report, Carrizo is filing a quarterly report on Form 10-Q/A for the quarterly period ended September 30, 2007 that contains a restatement of certain captions in its consolidated statements of income and balance sheet, including the restatement of the following captions as set forth below:

•	Gain on derivatives, net for the three months and nine months ended September 30, 2007 of $1.9 million and $0.3 million, respectively;

•	Income taxes for the three months and nine months ended September 30, 2007 of $2.5 million and $5.7 million, respectively; and

•	Net income for the three months and nine months ended September 30, 2007 of $4.2 million and $9.8 million, respectively.

•	Total assets of $630.6 million, total current liabilities of $58.1 million and total liabilities and shareholders’ equity of $630.6 million.

Investors are cautioned not to rely on Carrizo’s historical financial statements in the Form 10-Q for the quarterly period ended September 30, 2007 as originally filed.

Statements in this report, including but not limited to those relating to Carrizo’s or management’s intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future, including the impact of the restatement, timing of filings with the SEC and other statements that are not historical facts are forward-looking statements that are based on current expectations.  Although Carrizo believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include delays and uncertainties that may be encountered in connection with the restatement, final audits and reviews by Carrizo and its auditors, and other risks described in Carrizo’s Form 10-K for the year ended December 31,

2006 and its other filings with the SEC.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.  Investors should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement and Carrizo undertakes no duty to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:       /s/ Paul F. Boling
Name:  Paul F. Boling
Title:     Vice President and Chief Financial Officer
Date:  January 31, 2008